UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) — January 24, 2003

PHOTOGEN TECHNOLOGIES, INC.

(Exact name as specified in its charter)

NEVADA	0-23553	36-4010347
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation or organization)	File Number)	Identification No.)

140 Union Square Drive
New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

(215) 862-6860

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 5.         OTHER EVENTS.

                    On January 24, 2003, Photogen Technologies, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) pursuant to an Information Statement dated December 23, 2002.  At the Special Meeting, the stockholders ratified the issuance of more than 20% of the Company’s voting stock resulting from selling between $9,000,000 and $15,000,000 of common stock of the Company in a financing transaction with certain institutional investors without eliminating the Series A Liquidation Preference of the Company’s Series A Preferred Stock.

                    In addition, the Company’s stockholders ratified the Elan Agreement at the Special Meeting.  The Company’s Series A Preferred Stock remains outstanding and the conversion price remains at $21.17 per share.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

PHOTOGEN TECHNOLOGIES, INC.

By:	/s/ Brooks Boveroux
Brooks Boveroux, Vice President and
Chief Financial Officer

Dated:  February 5, 2003